                                                                     EXHIBIT 3.3








                      GENERAL MOTORS ACCEPTANCE CORPORATION



                            ------------------------



                                     BY-LAWS




                                 JANUARY 1, 1998



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                                                         EXHIBIT 3.3 - CONTINUED


                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                     BY-LAWS


                                      INDEX

ARTICLE I - MEETINGS OF STOCKHOLDERS
1.1.  Annual .................................................................1
1.2.  Special ................................................................1
1.3.  Notice of Meetings......................................................1
1.4.  List of Stockholders Entitled to Vote...................................1
1.5.  Quorum..................................................................2
1.6.  Organization............................................................2
1.7.  Voting; Proxies.........................................................2
1.8.  Notice of Stockholder Business..........................................3
1.9.  Adjournments............................................................3

ARTICLE II - BOARD OF DIRECTORS
2.1.  Responsibility and Number...............................................3
2.2.  Election; Resignation; Vacancies......................................3-4
2.3.  Regular Meetings........................................................4
2.4.  Special Meetings........................................................4
2.5.  Quorum; Vote Required for Action........................................4
2.6.  Organization..........................................................4-5
2.7.  Transactions with Corporation...........................................5
2.8.  Ratification............................................................6
2.9.  Informal Action by Directors ...........................................6
2.10. Telephonic Meetings Permitted ..........................................6

ARTICLE III - COMMITTEES
3.1.  Committees of the Board of Directors..................................6-7
3.2.  Election and Vacancies..................................................7
3.3.  Procedure; Quorum.......................................................7
3.4.  Executive Committee...................................................7-8
3.5.  Audit Committee.........................................................8


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                                                         EXHIBIT 3.3 - CONTINUED

ARTICLE IV - OFFICERS
4.1.  Elected Officers......................................................8-9
4.2.  President...............................................................9
4.3.  Treasurer...............................................................9
4.4.  Secretary...............................................................9
4.5.  Comptroller.............................................................9
4.6.  General Counsel........................................................10
4.7.  General Auditor........................................................10
4.8.  Chief Tax Officer......................................................10
4.9.  Subordinate Officers...................................................10
4.10. Resignation, Removal, Suspension and Vacancies.........................11

ARTICLE V - EXECUTION OF NEGOTIABLE INSTRUMENTS AND SECURITIES
5.1  Signatures on Checks and Negotiable Instruments.........................11

ARTICLE VI - INDEMNIFICATION
6.1.  Right to Indemnification of Directors and Officers.....................12
6.2.  Advancement of Expenses of Directors and Officers......................12
6.3.  Claims by Officers or Directors........................................12
6.4.  Indemnification of Employees...........................................13
6.5.  Advancement of Expenses of Employees...................................13
6.6.  Non-Exclusivity of Rights..............................................13
6.7.  Other Indemnification...............................................13-14
6.8.  Insurance..............................................................14
6.9.  Amendment or Repeal....................................................14

ARTICLE VII - MISCELLANEOUS
7.1.  Offices................................................................14
7.2.  Stock Certificates..................................................14-15
7.3.  Seal...................................................................15
7.4.  Fiscal Year............................................................15
7.5.  Notice.................................................................15
7.6.  Waiver of Notice....................................................15-16
7.7.  Voting of Stocks Owned by the Corporation..............................16
7.8.  Form of Records........................................................16
7.9.  Amendment of By-Laws...................................................16
7.10. Gender Pronouns........................................................16



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                                                         EXHIBIT 3.3 - CONTINUED


                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                     BY-LAWS


                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

1.1. ANNUAL.

The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors and the transaction of such other business as may properly be brought before the meeting shall be held on the fourth Thursday in March in each year, or on such other date and at such place and time as the chairman of the board, the board of directors, the president, or the secretary shall designate.

1.2. SPECIAL.

Special meetings of stockholders may be called by the board of directors, the chairman of the board of directors, the president, or the secretary at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

1.3. NOTICE OF MEETINGS.

Written notice of each meeting of stockholders shall be given by the chairman of the board, the president, and/or the secretary in compliance with the provisions of Delaware law.

1.4. LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


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                                                         EXHIBIT 3.3 - CONTINUED

1.5. QUORUM.

At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.8 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.6. ORGANIZATION.

The chairman or, if he so designates or is absent, the president or the secretary, or, in their absence, an executive vice president, a group vice president, or a vice president designated by the board of directors, shall preside at meetings of the stockholders. The secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

1.7. VOTING; PROXIES.

Each stockholder shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but such proxy, whether revocable or irrevocable, shall comply with the requirements of Delaware law. Voting at meetings of stockholders, on other than the election of directors, need not be by written ballot unless the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the voting power of the shares of stock present in person or represented by proxy and entitled to vote shall be sufficient. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.


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                                                         EXHIBIT 3.3 - CONTINUED


1.8. NOTICE OF STOCKHOLDER BUSINESS.

At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto); (b) otherwise properly brought before the meeting by or at the direction of the board of directors; or (c) otherwise properly brought before the meeting by a stockholder.

1.9. ADJOURNMENTS.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


                                   ARTICLE II
                               BOARD OF DIRECTORS

2.1. RESPONSIBILITY AND NUMBER.

The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of directors shall be determined from time to time by resolution of the board of directors, but the total number of directors shall not be less than four.

2.2. ELECTION; RESIGNATION; VACANCIES.

At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term commencing on the date of the annual meeting of stockholders, or such later date as shall be determined by the board of directors, and ending on the next annual meeting of stockholders, or until his successor is elected and qualified. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any director may resign at any time upon written notice to the chairman of the board or to the


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                                                         EXHIBIT 3.3 - CONTINUED

secretary. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Each director so elected shall hold office concurrent with the term of other directors or until his successor is elected and qualified.

2.3. REGULAR MEETINGS.

Unless otherwise determined by resolution of the board of directors, a meeting of the board of directors for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board of directors shall be held once every two months or as often as the board of directors may determine.

2.4. SPECIAL MEETINGS.

Special meetings of the board of directors may be called by the chairman of the board of directors, the president or a vice chairman, and shall be called by the secretary at the request in writing of one-third of the directors then in office. Notice of a special meeting of the board of directors shall be given at least twenty-four hours before the special meeting.

2.5. QUORUM; VOTE REQUIRED FOR ACTION.

At all meetings of the board of directors, one-third of the whole board shall constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

2.6. ORGANIZATION.

The board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board at such time and in such manner as the board of directors shall determine. The chairman of the board may but need not be an officer of or employed in an executive or any other capacity by the corporation.

The chairman of the board of directors shall preside at meetings of the board of directors and lead the board in fulfilling its responsibilities as defined in section 2.1 and, in particular, its responsibilities to oversee the performance of the corporation and of the executive management of the corporation.


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                                                         EXHIBIT 3.3 - CONTINUED

The board of directors may also elect one of its members as vice chairman of the board of directors who shall have such duties and responsibilities as are provided by these by-laws or may be directed by the board of directors, the chairman of the board, or the chairman of the executive committee of the board of directors.

In the absence of the chairman of the board of directors, the vice chairman, or in his absence, the chairman of the executive committee of the board of directors, or in his absence, a member of the board selected by the members present, shall preside at meetings of the board. The secretary of the corporation shall act as secretary of the meetings of the board of directors, but in his absence the presiding officer may appoint a secretary for the meeting.

2.7. TRANSACTIONS WITH CORPORATION.

No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other unaffiliated corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose: (1) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) if the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders; or (4) if the contract or transaction is substantially similar to contracts or transactions available to the general public or to employees of the corporation; or (5) if the contract or transaction does not confer a material benefit on the director or officer.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


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                                                         EXHIBIT 3.3 - CONTINUED

2.8. RATIFICATION.

Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.9. INFORMAL ACTION BY DIRECTORS.

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

2.10. TELEPHONIC MEETINGS PERMITTED.

Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.


                                   ARTICLE III
                                   COMMITTEES

3.1. COMMITTEES OF THE BOARD OF DIRECTORS.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, consisting of one or more of the directors of the corporation, to be committees of the board of directors ("committees of the board"). All committees of the board may authorize the seal of the corporation to be affixed to any papers which may require it. To


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                                                         EXHIBIT 3.3 - CONTINUED

the extent provided in any resolution of the board of directors or these by-laws, and to the extent permissible under the laws of the State of Delaware and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

The following committees shall be standing committees of the board: the executive committee and the audit committee. The board of directors may designate, by resolution adopted by a majority of the whole board, additional committees of the board and may prescribe for each such committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the corporation.

3.2. ELECTION AND VACANCIES.

The members and chairmen of each standing committee of the board shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders or at any other time the board of directors shall determine. The members of other committees of the board may be elected at such time as the board may determine. Vacancies in any committee of the board may be filled at such time and in such manner as the board of directors shall determine.

3.3. PROCEDURE; QUORUM.

Except to the extent otherwise provided in these by-laws or any resolution of the board of directors, each committee of the board and each committee of the corporation may fix its own rules of procedure.

The members necessary to constitute a quorum of any committee of the board or committee of the corporation shall be one-third of the members thereof, or such larger number as shall be set forth in the by-laws, or as shall be determined from time to time by resolution of the board of directors. The vote of a majority of the members present at a meeting of a committee of the board or committee of the corporation at which meeting a quorum is present shall be the act of the committee unless the certificate of incorporation, the by-laws or a resolution of the board of directors shall require the vote of a greater number.

3.4. EXECUTIVE COMMITTEE.

The members of the executive committee shall be the president and such other directors as the board of directors shall select. The board of directors


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                                                         EXHIBIT 3.3 - CONTINUED

shall designate the chairman of the committee, who shall be either the chairman of the board or the president. The executive committee of the board of directors shall have and may exercise, between meetings of the board of directors, all of the powers and authority which the board of directors may exercise in the direction and management of the business and affairs of the corporation, except for powers hereinafter assigned to the audit committee and except as prohibited by the law of the State of Delaware or the certificate of incorporation. Actions of the executive committee shall be reported to the board of directors.

3.5. AUDIT COMMITTEE.

The board of directors shall select the members of the audit committee and shall designate the chairman of the committee. No officer of the corporation or of any subsidiary of the corporation shall be a member of the audit committee. The selection by the committee of accountants for the ensuing calendar year shall be made annually in advance of the annual meeting of stockholders and shall be submitted to the stockholders for ratification or rejection at such meeting. The audit committee shall have and may exercise such powers, authority and responsibilities as are normally incident to the functions of an audit committee or as may be determined by the board of directors. Actions of the Audit Committee shall be reported to the board of directors.


                                   ARTICLE IV
                                    OFFICERS

4.1. ELECTED OFFICERS.

The officers of the corporation shall be elected by the board of directors. There shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a comptroller, a general counsel, a general auditor and a chief tax officer. The board of directors may also elect persons to hold such other offices as the board of directors shall determine, including one or more executive vice presidents and group vice presidents. The chairman of the board, the president, and any executive vice president shall be members of the board of directors. The president shall have the other powers, authority and responsibilities provided by these by-laws. The officers, other than the president, shall each have, in addition to the powers, authority and responsibilities of those officers otherwise provided by the by-laws, such powers, authority and responsibilities as the board of directors or



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                                                         EXHIBIT 3.3 - CONTINUED

the president may determine. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the board of directors, or until their earlier resignation.

4.2. PRESIDENT.

The president shall have the general executive responsibility for the conduct of the business and affairs of the corporation. He shall exercise such other powers, authority and responsibilities as the board of directors may determine.

In the absence of or during the physical disability of the president, the board of directors shall designate an officer who shall have and exercise the powers, authority and responsibilities of the president.

4.3. TREASURER.

The treasurer shall have custody of all funds and securities of the corporation and shall perform all acts incident to the position of treasurer. He shall render such accounts and reports as may be required by the board of directors. The records, books and accounts of the office of the treasurer shall, during the usual hours for business at the office of the treasurer, be open to the examination of any director.

4.4. SECRETARY.

The secretary shall keep the minutes of all meetings of stockholders and directors and of such committees of the board of directors as to which he may be so directed. He shall give all required notices and shall have charge of such books and papers as the board of directors may require. He shall submit such reports to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

4.5. COMPTROLLER.

The comptroller shall be in charge of the accounts of the corporation and shall perform all acts incident to the position of comptroller. He shall submit such reports and records to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require.


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                                                         EXHIBIT 3.3 - CONTINUED

4.6. GENERAL COUNSEL.

The board of directors shall elect a general counsel who shall be the chief legal officer of the corporation. He shall have general control of all matters of legal import concerning the corporation and shall have such other powers, authority and responsibilities as may be determined by the board of directors or the president.

4.7. GENERAL AUDITOR.

The general auditor shall have such powers, authority and responsibilities as are incident to the position of general auditor in the performance of an independent audit activity of the corporation and shall have direct access to the audit committee.

4.8. CHIEF TAX OFFICER.

The chief tax officer shall have responsibility for all tax matters involving the corporation, with authority to sign and to delegate to others authority to sign all returns, reports, agreements and documents involving the administration of the corporation's tax affairs.

4.9. SUBORDINATE OFFICERS.

The board of directors may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant comptrollers, and such other subordinate officers as the board of directors may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board of directors may from time to time determine. The board of directors may grant to any committee of the board or the president the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the board of directors, the committee of the board appointing him, the president and any other officer to whom such subordinate officer reports.

In the interval between annual organizational meetings of the board of directors, the president shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the board of directors immediately following the annual meeting of stockholders.



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                                                         EXHIBIT 3.3 - CONTINUED

4.10. RESIGNATION, REMOVAL, SUSPENSION AND VACANCIES.

Any officer may resign at any time by giving written notice to the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the whole board. Any subordinate officer of the corporation appointed by the board of directors or a committee of the board, or the president, may be suspended or removed at any time by a majority vote of a quorum of the board of directors or committee appointing such subordinate officer, or by the president or any other officer to whom such subordinate officer reports.

The president may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

As appropriate, the board of directors, a committee of the board, and/or the president may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.


                                    ARTICLE V
                       EXECUTION OF NEGOTIABLE INSTRUMENTS
                                 AND SECURITIES

5.1.  SIGNATURES ON CHECKS AND NEGOTIABLE INSTRUMENTS.

All checks, drafts, bills of exchange, acceptances, promissory notes, and other negotiable instruments made, accepted, or endorsed by the corporation, and all bonds, stocks, and other securities owned or held by the corporation, on transfer and delivery for sale or otherwise, shall, as to either execution, endorsement or both, be signed in such manner as the board of directors or any committee thereof, may from time to time direct.


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                                                         EXHIBIT 3.3 - CONTINUED

                                   ARTICLE VI
                                 INDEMNIFICATION

6.1. RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

6.2. ADVANCEMENT OF EXPENSES OF DIRECTORS AND OFFICERS.

The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

6.3. CLAIMS BY OFFICERS OR DIRECTORS.

If a claim for indemnification or advancement of expenses by an officer or director under this article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.


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                                                         EXHIBIT 3.3 - CONTINUED

6.4. INDEMNIFICATION OF EMPLOYEES.

Subject to the other provisions of this article, the corporation may indemnify and advance expenses to every employee who is not a director or officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not officers and directors shall be made in such manner as is provided by applicable law. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

6.5. ADVANCEMENT OF EXPENSES OF EMPLOYEES.

The advancement of expenses of an employee who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors or of the corporation.

6.6. NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.7. OTHER INDEMNIFICATION.

The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise


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                                                         EXHIBIT 3.3 - CONTINUED

shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

6.8. INSURANCE.

The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this
Article VI.

6.9. AMENDMENT OR REPEAL.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1. OFFICES.

The registered office of the corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may also have other offices without as well as within the State of Delaware. The books of the corporation may be kept outside the State of Delaware.

7.2. STOCK CERTIFICATES.

Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or a vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the


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                                                         EXHIBIT 3.3 - CONTINUED

corporation, certifying the number of shares owned by him in the corporation. The form of such certificates and the signatures thereon shall comply with the requirements of Delaware law. The corporation shall maintain a record of the holders of each certificate and transfer stock and issue new certificates to replace lost, stolen or destroyed certificates only pursuant to the applicable requirements of Delaware law as they presently exist, or may be amended from time to time.

7.3. SEAL.

The corporate seal shall have inscribed upon it the name of the corporation, the year of its organization and the words "Corporate Seal," and "Delaware." The seal shall be in the charge of the secretary. The board of directors or the executive committee may authorize a duplicate seal to be kept and used by any other officer.

7.4. FISCAL YEAR.

The fiscal year of the corporation shall begin on January 1st and terminate on December 31st in each year.

7.5. NOTICE.

Any notice required to be given by these by-laws may be given personally or in writing by delivery to the United States postal system in a postpaid envelope directed to such address as appears in the records of the corporation, or, in default of other address, to the general post office in Wilmington, New Castle County, Delaware. Such notice shall be deemed to be given at the time of mailing, except as otherwise provided in these by-laws. In addition, except as otherwise required by law or these by-laws, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.

7.6. WAIVER OF NOTICE.

Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business


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                                                         EXHIBIT 3.3 - CONTINUED

to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

7.7. VOTING OF STOCKS OWNED BY THE CORPORATION.

The board of directors or the president may authorize any person, and delegate to one or more other officers, the authority to authorize any person in behalf of the corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which GENERAL MOTORS ACCEPTANCE CORPORATION may hold stock.

7.8. FORM OF RECORDS.

Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7.9. AMENDMENT OF BY-LAWS.

The board of directors shall have power to adopt, amend or repeal the by- laws at any regular or special meeting of the directors. The stockholders shall also have power to adopt, amend or repeal the by-laws at any annual or special meeting, subject to compliance with the notice provisions provided in section 2.11.

7.10.  GENDER PRONOUNS.

Whenever the masculine pronoun is used herein it shall be deemed to refer to either the masculine or the feminine gender.


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                                                         EXHIBIT 3.3 - CONTINUED






                                   CERTIFICATE


The undersigned hereby certifies that the foregoing is a true and complete copy of the By-Laws of GENERAL MOTORS ACCEPTANCE CORPORATION including all amendments, as the same are in force at the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation, this ___________ day of______________________, l9__.




                                         ----------------------------------
                                                      Secretary